[Gold Banc]                                                     Press Release

      Contact: Rick J. Tremblay
               Chief Financial
               Officer
               913.451.8050
               ricktremblay@goldbanc.com
                                                           www.goldbank.com

For Immediate Release

        Gold Banc Reports Second Quarter Earnings of $10.46 Million from
                              Continuing Operations
             Board Declares 28th Consecutive Quarterly Cash Dividend

-------------------------------------------------------------------------------

Leawood, Kansas - July 21, 2004 - Gold Banc Corporation, Inc. (Nasdaq: GLDB) today announced net earnings from continuing operations for the quarter ended June 30, 2004 of $10.46 million or $0.27 per share. For the same period in 2003, net earnings from continuing operations were $7.16 million or $0.19 per share. Net earnings from continuing operations for the six months ended June 30, 2004 were $24.32 million or $0.62 per share. For the same period in 2003, net earnings from continuing operations were $14.01 million or $0.37 per share.

The reported net earnings for the second quarter and six month periods ended June 30, 2004 and June 30, 2003 prior to and after adjustment for the discontinued operations of the technology subsidiary, CompuNet Engineering (in thousands), are:


                                                  Second Quarter                           Year to Date
                                                  --------------                           ------------
                                              2004        2003      % Increase         2004      2003     % Increase
                                              ----        ----      ----------         ----      ----     ----------

Earnings from continuing operations         $10,459       $ 7,159       46.1%         $24,316   $14,007      73.6%
Per share - basic and diluted               $  0.27       $  0.19       42.1%         $  0.62   $  0.37      67.6%

Earnings (loss) from discontinued
        operations                          $    -        $   126         -           $  (551)   $  (13)        -
Per share - basic and diluted               $    -              -         -           $ (0.01)        -         -

Net earnings                                $10,459       $ 7,285       43.6%         $23,765   $13,994      69.8%
Per share - basic and diluted               $  0.27       $  0.19       42.1%         $  0.61   $  0.37      64.9%


On May 10, 2004, Gold Banc completed the sale of three rural banking locations in Weatherford, Geary and Cordell, Oklahoma, to Bank of Western Oklahoma of Elk City. The pre-tax gain from the branch sale was approximately $3.6 million. "The completion of the sale of these three rural locations is consistent with our strategic plan of focusing on our high-growth metropolitan markets," Aslin said. "The sale of these locations concludes all pending location sales. We will continue to own, operate and grow from our base of 37 Gold Banks in Kansas, Missouri, Oklahoma and Florida," Aslin concluded. The combined deposits of the three branches involved in the completed transactions were approximately $62.9 million, with total loans outstanding of approximately $18.9 million.

Gain from branch sales during the second quarter were partially offset by $0.3 million of non-deductible expenses attributable to the proposed Silver acquisition.The non-deductible expenses attributable to the acquisition for the first half of 2004 were $1.0 million. Also, negatively affecting earnings for the second quarter was a pre-tax charge of $1.0 million related to restricted stock awards to executive officers. The impact of the restricted stock awards for the first half of 2004 was a pre-tax charge of $2.1 million. This charge would have been expensed over 18 to 24 months, but because the stock price had reached the targeted levels, the period was shortened.

Net interest income totaled $29.6 million, down slightly from the first quarter 2004, compared to $29.4 million for the second quarter of 2003. Net interest margin (Fully Tax Equivalent) continues to be a priority for the company as it was 3.02% for the quarter, compared to 3.09% for the first quarter of 2004 and 3.14% for the same quarter in 2003. "The area where we are not meeting our goal continues to be net interest margin, even though the refinancing of $37.0 million of trust preferred securities announced in the first quarter has helped," commented Mick Aslin, Gold Banc President & CEO. "We remain asset sensitive and the 25 basis point increase in short term rates announced by the Federal Reserve Open Market Committee on June 30 has provided additional help in improving net interest margin," explained Aslin. Provision for loan losses totaled $1.5 million, down $1.4 million from the first quarter, compared to $3.0 million for the second quarter of 2003.

Non-interest income was $9.8 million compared to $7.8 million for the previous quarter, excluding the gain on the sale of branches. "We continue to see strong growth in Wealth Management and Commercial Banking fee income," said Aslin. Non-interest expense was $26.0 million compared to $30.9 million for the previous quarter. "This reduction is primarily due to the branch sales that have occurred this year as well as other efficiencies resulting from the consolidation of the Oklahoma and Kansas charters on April 4, 2004" added Aslin.

During the first quarter of 2004, Gold completed the sale of seven rural banking locations in northeast Kansas (Marysville, Seneca, Sabetha, Clay Center, Linn, Concordia and Washington) on February 13 and a rural banking location in southwest Kansas (Elkhart) on February 5. The combined loans and deposits of the eight branches involved in the completed transactions totaled approximately $197.6 million and $363.4 million, respectively. The pre-tax gain from the branch sales was approximately $17.1 million.

At June 30, 2004, total assets, investments, loans and deposits, while being down slightly due to the sale of branches, compared favorably with year-end totals. Adjusting for the sale of eleven branches mentioned earlier, net loan growth was $74.5 million or 2.5% while deposits growth was $291.5 million or 9.2% compared to December 31, 2003. "The loan pipeline for the next 90 days for Kansas and Florida looks strong," commented Aslin. "This reflects the continued strong growth in our remaining markets, " he added. More detail is provided in the following table.

Stockholders' equity on June 30, 2004 totaled $269.8 million, an increase of 8.0% from December 31, 2003, and an increase of $29.2 million or 10.8% since June 30, 2003. During the second quarter, the mark-to-market adjustment on the investment portfolio had a negative impact to stockholders' equity of $12.3
million.   "This was in line with the market average," added Aslin.  "The average maturity of the security portfolio at the end of June 30, 2004 was slightly over two years. Since the end of the quarter, a portion of this negative mark has been reversed as the bond market has strengthened," said Aslin. "Our asset/liability committee continues to monitor and has taken measures to mitigate this market risk." During the first six months of 2004 approximately 286,000 shares of common stock were issued upon the exercise of options, which has contributed to the increase in shares outstanding.


                                                             % Change Excluding
                    Jun 30, 2004     Dec. 31, 2003   % Change  Branch Sales
                    ------------     -------------   --------  ------------
Total assets        $4.188 billion   $4.323 billion   (3.1%)         n/a
Total investments   $1.039 billion   $0.986 billion    5.4%          5.4%
Total loans, net    $2.835 billion   $2.977 billion   (4.8%)         2.5%
Total deposits      $3.029 billion   $3.164 billion   (4.3%)         9.2%
Total equity        $269.8 million   $249.7 million    8.0%          8.0%

Non-performing loans, non-performing assets and net charge-offs all decreased as of June 30, 2004 compared to December 31, 2003, while the allowance for loan losses increased as a percent of loans and non-performing loans.


                                            Jun. 30, 2004        Dec. 31, 2003       % Change
                                            -------------        -------------       --------

Non-performing loans                        $29.5 million        $32.4 million        (12.1%)
Non-performing assets                       $35.6 million        $39.0million         (12.4%)
Non-performing loans
    as a percent of total loans             1.03%                1.07%
Net loans charged off                       $2,336 (ytd)         $12,486 (ytd)
Net charge offs to loans (annualized)       0.16%                0.41%
Allowance as a % of loans                   1.19%                1.13%
Allowance as a % of non-performing loans    115.99%              105.08%


"The improvement in asset quality ratios is in line with our targets and reflects the significant efforts put forth by our staff during the past six months," said Aslin.

On July 21, 2004, the Gold Banc board of directors declared a cash dividend of $0.03 per common share. The dividend will be payable on August 10, 2004 to shareholders of record as of August 3, 2004. Gold Banc currently has approximately 40,029,000 shares outstanding.

Gold Banc remains unable to predict what effect, if any, the Qui Tam lawsuit announced in a press release on June 15, 2004, will have on its pending merger with Silver Acquisition Corp.

About Gold Banc

Gold Banc is a $4.2 billion financial holding company headquartered in Leawood, Kansas, a part of the Kansas City metropolitan area. Gold Banc provides banking, and wealth management services in Kansas, Missouri, Oklahoma and Florida through 37 banking locations. Gold Banc is traded on the NASDAQ under the symbol GLDB.







Cautionary Statements Regarding Forward-Looking Information
The Company does not intend to update the above information. The above information included herein contains certain "forward-looking statements" with respect to the financial condition, results of operations, plans objectives, future financial performance and business of our company and its subsidiaries, including, without limitation:

o   statements that are not historical in nature
o statements preceded by, followed by or that include the words "believes," expects," "may," "will," "should," "could," "anticipates," "estimates," "intends" or similar expressions

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

o   changes in interest margins or loans
o   changes in allowance for loan losses
o   changes in the interest rate environment may reduce interest margins
o competitive pressures among financial services companies may increase significantly
o general economic conditions, either nationally or in our markets, may be less favorable than expected
o legislative or regulatory changes may adversely affect the business in which our company and its subsidiaries are engaged
o technological changes may be more difficult or expensive than anticipated or changes may occur in the securities markets

We have described under the caption "Factors That May Affect Future Results of Operation, Financial Condition or Business" in Exhibit 99.1 to the Company's Annual Report on Form 10-K for 2003 additional factors that could cause actual results to be materially different from those described in the forward-looking statements. Other factors that we have not identified under that caption could also have this effect. You are cautioned not to put undue reliance on any forward-looking statement which speaks only as of the date it was made.

                      GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)


                                              June 30, 2004   December 31, 2003
                                              -------------   -----------------
Assets

Cash and due from banks                        $   64,662      $     78,124
Federal funds sold and interest-bearing
        deposits                                   20,065            38,978
                                               -------------  -----------------
    Total cash and cash equivalents                84,727           117,102
                                               -------------  -----------------

Investment securities:
     Available-for sale                            750,550          842,900
     Held-to-maturity                              284,601          133,492
     Trading                                         3,560            9,692
                                                ------------  -----------------
    Total investment securities                  1,038,711          986,084
                                                ------------  -----------------

Mortgage loans held for sale, net                    1,969            5,883
Loans, net                                       2,834,588        2,977,021
Premises and equipment, net                         56,531           63,131
Goodwill                                            30,484           31,082
Other intangible assets, net                         5,711            6,084
Accrued interest and other asset                    54,544           52,117
Cash surrender value of bank-owned
        life insurance                              81,196           80,218
Assets of discontinued operations                        -            3,903
                                                ------------  -----------------
Total assets                                    $4,188,461       $4,322,625
                                                ============  =================

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)


                                              June 30, 2004   December 31, 2003
                                              -------------   -----------------

Liabilities and Stockholders' Equity

Liabilities:
     Deposits                                     $3,029,130      3,164,443
     Securities sold under agreements to
        repurchase                                   140,984        127,789
     Federal funds purchased and other short-term
        borrowings                                       549          7,260
     Subordinated debt                               115,746        114,851
     Long-term borrowings                            597,789        631,526
     Accrued interest and other liabilities           34,495         26,411
    Liabilities from discontinued operations               -            628
                                              --------------  -----------------
Total liabilities                                  3,918,693      4,072,908
                                              --------------  -----------------

Stockholders' equity:
    Preferred stock, no par value;
        50,000,000 shares authorized,
        no shares issued                                   -              -
    Common stock, $1.00 par value; 50,000,000
        shares authorized 44,853,323 and
        44,567,417 shares issued at
        June 30, 2004 and December 31, 2003           44,853         44,567
     Additional paid-in capital                      127,821        122,444
     Retained earnings                               153,449        132,082
    Accumulated other comprehensive income
        (loss), net                                  (11,069)        (2,812)
    Unearned compensation                            (10,997)       (12,275)
                                              --------------  -----------------
                                                     304,057        284,006

    Less treasury stock (4,824,575 shares at
        March 31, 2004 and December 31, 2003)        (34,289)       (34,289)
                                              --------------  -----------------
                                                     269,768        249,717
                                              --------------  -----------------

Total liabilities and stockholders' equity    $    4,188,461  $   4,322,625
                                              ==============  =================

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                           For the Three Months ended
                      (In thousands, except per share data)
                                   (unaudited)

                                              June 30, 2004     June 30, 2003
                                              -------------     -------------

Interest Income:
     Loans, including fees                    $  40,720         $    43,239
     Investment securities                        9,758               9,595
     Other                                          463                 531
                                              --------------    -------------
       Total interest income                     50,941              53,365
                                              --------------    -------------

Interest Expense:
     Deposits                                    14,208              15,273
     Borrowings and other                         7,166               8,694
                                              --------------    -------------
       Total interest expense                    21,374              23,967
                                              --------------    -------------

       Net interest income                       29,567              29,398


Provision for loan losses                         1,447               3,025
                                              --------------    -------------

    Net interest income after provision
       for loan losses                           28,120              26,373
                                              --------------    -------------

Other income:
     Service fees                                 4,543               4,354
     Investment trading fees and commissions        726               1,414
     Net gains on sale of mortgage loans            419                 773
     Net securities gains                            36                 976
     Gain on sale of branch facilities            3,621               1,179
     Bank-owned life insurance                      928               1,023
     Other                                        3,105               1,041
                                              --------------    -------------
       Total other income                        13,378              10,760
                                              --------------    -------------

Other expense:
     Salaries and employee benefits              14,729              13,781
     Net occupancy expense                        1,733               1,875
     Depreciation expense                         1,610               1,680
    Core deposit intangible amortization
        expense                                     188                 188
    Losses and expenses resulting from
       misapplication of bank funds, net
       of recoveries                                  -                 900
    Other                                         7,712               8,646
                                              --------------    -------------
       Total other expense                       25,972              27,070
                                              --------------    -------------

       Earnings from continuing
          operations before income taxes         15,526              10,063


Income tax expense                                5,067               2,904
                                              --------------    -------------

   Net earnings from continuing operations       10,459               7,159
   Net earnings from discontinued
        operations, net of tax                        -                 126
                                              --------------    -------------
   Net earnings                               $  10,459         $     7,285
                                              ==============    =============

   Net earnings from continuing operations
         per share - basic and diluted        $    0.27         $      0.19
   Net earnings from discontinued
        operations per share -
        basic and diluted                     $       -         $         -
                                              --------------    -------------

     Net earnings per share - basic and
        diluted                               $    0.27         $      0.19
                                              ==============    =============

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                            For the Six Months ended
                      (In thousands, except per share data)
                                   (unaudited)


                                              June 30, 2004     June 30, 2003
                                              -------------     -------------

Interest Income:
     Loans, including fees                    $  83,404         $    85,703
     Investment securities                       19,090              19,531
     Other                                        1,052               1,000
                                              --------------    -------------
       Total interest income                    103,546             106,234
                                              --------------    -------------
Interest Expense:
     Deposits                                    28,731              30,758
     Borrowings and other                        14,619              16,540
                                              --------------    -------------
       Total interest expense                    43,350              47,298
                                              --------------    -------------
       Net interest income                       60,196              58,936


Provision for loan losses                         4,311               6,575
                                              --------------    -------------

    Net interest income after provision for
    loan losses                                  55,885              52,361
                                              --------------    -------------

Other income:
     Service fees                                 8,448               8,551
     Investment trading fees and commissions      1,636               2,891
     Net gains on sale of mortgage loans            806               1,517
     Net securities gains                           137                 973
     Gain on sale of branch facilities           20,574               1,179
     Bank-owned life insurance                    1,958               1,959
     Other                                        4,566               2,135
                                              --------------    -------------
       Total other income                        38,125              19,205
                                              --------------    -------------

Other expense:
     Salaries and employee benefits              30,770              27,932
     Het occupancy expense                        3,495               3,696
     Depreciation expense                         3,177               3,385
     Core deposit intangible amortization
        expense                                     375                 375
    Losses and expenses resulting from
        misapplication of bank funds,
        net of recoveries                             -               1,150
    Other                                        19,072              15,862
                                              --------------    -------------
       Total other expense                       56,889              52,400
                                              --------------    -------------

      Earnings from continuing operations
         before income taxes                     37,121              19,166


Income tax expense                               12,805               5,159
                                              --------------    -------------


   Net earnings from continuing operations       24,316              14,007
   Net loss from discontinued operations,
         net of tax                                (551)                (13)
                                              --------------    -------------
   Net earnings                               $  23,765         $    13,994
                                              ==============    =============

   Net earnings from continuing operations
     per share - basic and diluted            $    0.62         $      0.37
   Net loss from discontinued operations
     per share - basic and diluted            $  ( 0.01)                  -
                                              --------------    -------------
     Net earnings per share - basic and
        diluted                               $    0.61         $       0.37
                                              ==============    =============

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                                   Key Ratios
                       June 30, 2004 and December 31, 2003
              (In thousands, except per share data and percentages)


                                          Jun. 30, 2004       Dec. 31, 2003
                                          -------------       -------------

Balance Sheet Ratios:

Total shares outstanding                      40,029             39,743
Book value per share                          $ 6.74             $ 6.28
Tangible book value per share                 $ 5.84             $ 5.35

Leverage ratio                                 7.84%              7.01%
Tier 1 risk-based capital ratio               10.18%              8.87%
Total  risk-based capital ratio               12.16%             10.78%

Non-performing loans (NPL)                   $28,463            $32,370
NPL / Loans                                   1 .03%              1.07%
Allowance / NPL                              115.99%            105.08%
Allowance / Loans                              1.19%              1.13%

Non-performing assets (NPA)                  $35,605            $39,032
NPA / Assets                                   0.85%              0.90%

                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                         Key Ratios - Three Months ended
              (In thousands, except per share data and percentages)


                                              June 30, 2004     June 30, 2003
                                              -------------     -------------

Income Statement Ratios:
Weighted Average shares outstanding               39,149            38,110
Net income per share - basic and diluted           $0.27             $0.19
Net income per share - continuing operations       $0.27             $0.19
Net income per share - discontinued operations     $   -             $   -

Return on average assets                           0.99%             0.72%
Return of average assets of continuing
   operations                                      0.95%             0.70%
Return on average equity                          15.58%            12.26%
Return on average equity of continuing
   operations                                     15.03%            12.05%

Net interest margin (tax equivalent)               3.02%             3.14%
Net interest margin                                2.98%             3.10%
Non-interest income / Net interest income         45.25%            48.10%
Efficiency ratio                                  65.19%            67.42%
Net loans charged off                             $1,580            $2,349
Net charge offs to loans (annualized)              0.11%             0.33%
Average loans                                 $2,869,374        $2,848,614
Average assets                                $4,248,790        $4,081,821


                          Key Ratios - Six Months ended
              (In thousands, except per share data and percentages)

                                              June 30, 2004     June 30, 2003
                                              -------------     -------------

Income Statement Ratios:
Weighted Average shares outstanding               39,001            38,172

Net income per share - basic and diluted           $0.61             $0.37
Net income per share - continuing operations       $0.62             $0.37
Net income (loss) per share - discontinued
   operations                                    $(0.01)             $   -

Return on average assets                           1.12%             0.71%
Return of average assets of continuing
   operations                                      1.14%             0.71%
Return on average equity                          17.94%            12.03%
Return on average equity of continuing
   operations                                     18.35%            12.04%

Net interest margin (tax equivalent)               3.06%             3.25%
Net interest margin                                3.02%             3.21%
Non-interest income / Net interest income         63.90%            42.13%
Efficiency ratio                                  69.42%            67.06%
Net loans charged off                             $2,336            $6,632
Net charge offs to loans (annualized)              0.16%             0.47%
Average loans                                 $2,903,238        $2,821,251
Average assets                                $4,271,415        $3,977,473